ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)	Filed in the office of	Document Number
20090849634-45
Filing Dale and Time
	Ross Miller	12/10/2009 11:32 AM
	Secretary of State	Entitv Number
	State of Nevada	E0632302009-3

USE BLACK INK ONLY • DO NOT HIGHLIGHT			ABOVE SPACE IS FOR OFFICE USE ONLY
1. Name of Corporation:	HOMEOWNUSA
2. Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent	STATE AGENT AND TRANSFER SYNDICATE, INC.
Name
	☐ Noncommercial Registered Agent	OR	Office or Position with Entity
	(name and address below)		(name and address below)

	Name of Noncommercial Registered Agent	OR	Name of Title of Office or Other Position with Entity
Nevada
	Street Address	City		Zip Code
Nevada
	Mailing Address (if different from street address)	City		Zip Code

3. Authorized Stock: (number ot shares corporation is authorized to issue)	Number of shares with par value: 75,000,000	Par value per share: $ .001	Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Direclor/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) PIETER DU PLOOY
Name
	112 NORTH CURRY STREET	CARSON CITY	NV	89703
	Street Address	City	State	Zip Code
2)
Name

	Street Address	City	State	Zip Code

5. Purpose: (optional; see instructions)	The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)		X

State Agent and Transfer Syndicate, Inc.
Name

	112 North Curry Street Address	Carson City	NV	89703
	Address	City	State	Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	/ hereby accept appoihh nent as/Registered Agent for the above named Entity.

X
12/10/2009
	Authorised Signature of Registered Agent or On Behalf of Registered Agent Entity		Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS 78 Articles Revised 4-10-09

Addendum to the

ARTICLES OF INCORPORATION OF

HOMEOWNUSA

PARAGRAPH THREE
SHARES

The amount of the total authorized capital of this corporation is $75,000 as 75,000,000 shares each with a par value of one mill ($.001). Such shares are non-assessable.

In any election participated in by the shareholders, each shareholder shall have one vote for each share of stock he owns, either in person or by proxy as provided by law. Cumulative voting shall not prevail in any election by the shareholders of this corporation.

PARAGRAPH EIGHT ELIMINATING PERSONAL LIABILITY

Officers and directors shall have no personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as an officer or director. This provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of NRS 78.300.

PARAGRAPH NINE AMENDMENT OF ARTICLES OF INCORPORATION

The articles of incorporation of the corporation may be amended from time to time by a majority vote of all shareholders voting by written ballot in person or by proxy held at any general or special meeting of shareholders upon lawful notice.